UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 6, 2020
Date of Earliest Event Reported: February 1, 2020

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	MCEP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

In connection with Jeffrey R. Olmstead’s previously announced sabbatical from his positions as President, Chief Executive Officer and Director of Mid-Con Energy GP, LLC (the “General Partner) the general partner of Mid-Con Energy Partners, LP (the “Partnership”), effective February 1, 2020, the General Partner appointed Chad B. Roller, Ph.D., 43, as President of the General Partner.

Dr. Roller will receive salary and benefits, and will participate in the Partnership’s Long Term Incentive Program and Change in Control Severance Plan, at levels commensurate with his employment grade level and position.

Since 2012, Dr. Roller has held a number of positions of increasing responsibility with Mid-Con Energy Operating, LLC, and the General Partner, including most recently as Chief Operating Officer.

There is no arrangement or understanding between Dr. Roller and any other person pursuant to which he was selected as an officer of the Company.  There are no family relationships between Dr. Roller and any of the Company’s directors or executive officers.  There are no relationships between Dr. Roller and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures

On February 6, 2020, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing a cash distribution for its Class A and Class B Convertible Preferred Units (the “Preferred Units”) as further described below and in the press release.

The information disclosed in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On February 6, 2020, the Partnership issued a press release announcing that the Board of Directors of its general partner declared a cash distribution for: (1) its Class A Convertible Preferred Units for the fourth quarter of 2019, a cash distribution of $0.0430 per Preferred Unit and (2) its Class B Convertible Preferred Units for the fourth quarter of 2019, a cash distribution of $0.0306 per Preferred Unit, according to terms outlined in the Partnership Agreement. Such cash distributions will be paid on February 14, 2020 to holders of record as of the close of business on February 7, 2020.

Item 9.01	Financial Statements and Exhibits

(d) - Exhibits

No.	Description

99.1	Press Release dated February 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	February 6, 2020	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary